OHIO NATIONAL FINANCIAL SERVICES ®

VARIABLE ANNUNITIES

ONCORE

Fund Evaluation Group Asset Allocation Model Descriptions

Effective July 2, 2012

ONcore variable annuities with asset allocation models are designed to help balance the level of risk you can tolerate and the equity exposure you need. Asset allocation is the process of diversifying investments across different asset classes, such as domestic equity, international equity, fixed income and Managed Volatility Portfolios (MVPs), to mitigate risk and help meet your long-term investment objectives.

MODEL 1:

Conservative

Objective:

Preservation

of Capital

PIMCO Total Return Portfolio 45%

PIMCO Real Return Portfolio 19%

High Income Bond Portfolio 9%

Invesco V.I. Balanced-Risk Allocation Portfolio 5%

Goldman Sachs Large Cap Value Fund 4%

PIMCO Global Bond Portfolio (Unhedged) 4%

Bristol Portfolio 2%

Franklin Flex Cap Growth Securities Fund 2%

Lazard Retirement International Equity Portfolio 2%

PIMCO CommodityRealReturn® Strategy Portfolio 2%

Royce Small-Cap Portfolio 2%

Strategic Value Portfolio 2%

Templeton Foreign Securities Fund 2%

Domestic Equity 14%

International Equity 4%

Fixed Income 77%

Managed Volatility Portfolios (MVPs) 5%

Portfolio Adviser or Subadviser

Bristol Growth Portfolio—

Suffolk Capital Management, LLC**

Bristol Portfolio—

Suffolk Capital Management, LLC**

Bryton Growth Portfolio—

Suffolk Capital Management, LLC**

Fidelity VIP Mid Cap Portfolio—

Fidelity Management & Research Company

MODEL 2:

Moderately Conservative

Objective:

Moderate

Growth

PIMCO Total Return Portfolio 36%

PIMCO Real Return Portfolio 13%

Invesco V.I. Balanced-Risk Allocation Portfolio 8%

High Income Bond Portfolio 7%

Goldman Sachs Large Cap Value Fund 6%

Lazard Retirement International Equity Portfolio 6%

Templeton Foreign Securities Fund 4%

Royce Small-Cap Portfolio 3%

Bristol Growth Portfolio 2%

Bristol Portfolio 2%

Fidelity VIP Mid Cap Portfolio 2%

Fidelity VIP Real Estate Portfolio 2%

Franklin Flex Cap Growth Securities Fund 2%

PIMCO CommodityRealReturn® Strategy Portfolio 2%

PIMCO Global Bond Portfolio (Unhedged) 2%

Strategic Value Portfolio 2%

Bryton Growth Portfolio 1%

Domestic Equity 24%

International Equity 10%

Fixed Income 58%

Managed Volatility Portfolios (MVPs) 8%

Fidelity VIP Real Estate Portfolio -

Fidelity Management & Research Company

Franklin Flex Cap Growth Securities Fund -

Franklin Advisers, Inc.

Goldman Sachs Large Cap Value Fund -

Goldman Sachs Asset Management,L. P.

High Income Bond Portfolio -

Federated Investment Management Company**

MODEL 3:

Balanced

Objective:

Steady

Growth

in Asset

Values

PIMCO Total Return Portfolio 24%

Invesco V.I. Balanced-Risk Allocation Portfolio 12%

Lazard Retirement International Equity Portfolio 9%

Goldman Sachs Large Cap Value Fund 8%

PIMCO Real Return Portfolio 7%

Templeton Foreign Securities Fund 7%

Franklin Flex Cap Growth Securities Fund 4%

High Income Bond Portfolio 4%

Strategic Value Portfolio 4%

Bristol Portfolio 3%

Fidelity VIP Mid Cap Portfolio 3%

Royce Small-Cap Portfolio 3%

Bristol Growth Portfolio 2%

Bryton Growth Portfolio 2%

Fidelity VIP Real Estate Portfolio 2%

Lazard Retirement Emerging Markets Equity Portfolio 2%

PIMCO CommodityRealReturn® Strategy Portfolio 2%

PIMCO Global Bond Portfolio (Unhedged) 2%

Domestic Equity 33%

International Equity 18%

Fixed Income 37%

Managed Volatility Portfolios (MVPs) 12%

Invesco V.I. Balanced-Risk Allocation Fund -

Invesco Advisers, Inc.

Lazard Retirement Emerging Markets Equity Portfolio -

Lazard Asset Management LLC

Lazard Retirement International Equity Portfolio -

Lazard Asset Management LLC

PIMCO Commodity RealReturn® StrategyPo rtfolio -

Pacific Investment Management Company LLC

MODEL 4:

Moderate Growth

Objective:

Moderately

High Growth

in Asset

Values

PIMCO Total Return Portfolio 12%

Goldman Sachs Large Cap Value Fund 11%

Lazard Retirement International Equity Portfolio 11%

Invesco V.I. Balanced-Risk Allocation Portfolio 10%

Templeton Foreign Securities Fund 10%

Royce Small-Cap Portfolio 7%

Franklin Flex Cap Growth Securities Fund 6%

Strategic Value Portfolio 5%

Fidelity VIP Mid Cap Portfolio 4%

Bristol Portfolio 3%

Bryton Growth Portfolio 3%

Lazard Retirement Emerging Markets Equity Portfolio 3%

PIMCO CommodityRealReturn® Strategy Portfolio 3%

PIMCO Global Bond Portfolio (Unhedged) 3%

PIMCO Real Return Portfolio 3%

Bristol Growth Portfolio 2%

Fidelity VIP Real Estate Portfolio 2%

High Income Bond Portfolio 2%

Domestic Equity 46%

International Equity 24%

Fixed Income 20%

Managed Volatility Portfolios (MVPs) 10%

PIMCO Global Bond Portfolio (Unhedged)-

Pacific Investment Management Company LLC

PIMCO Real Return Portfolio -

Pacific Investment Management Company LLC

PIMCO Total Return Portfolio -

Pacific Investment Management Company LLC

Royce Small-Cap Portfolio -

Royce & Associates, LLC

MODEL 5:

Growth

Objective:

High

Growth

in Asset

Values

Goldman Sachs Large Cap Value Fund 14%

Lazard Retirement International Equity Portfolio 13%

Templeton Foreign Securities Fund 12%

Royce Small-Cap Portfolio 10%

Invesco V.I. Balanced-Risk Allocation Portfolio 8%

Franklin Flex Cap Growth Securities Fund 7%

Strategic Value Portfolio 6%

Lazard Retirement Emerging Markets Equity Portfolio 5%

Bristol Portfolio 4%

Fidelity VIP Mid Cap Portfolio 4%

PIMCOCommodityRealReturn® Strategy Portfolio 4%

Bryton Growth Portfolio 3%

Bristol Growth Portfolio 2%

Fidelity VIP Real Estate Portfolio 2%

High Income Bond Portfolio 2%

PIMCO Real Return Portfolio 2%

PIMCO Total Return Portfolio 2%

Domestic Equity 56%

International Equity 30%

Fixed Income 6%

Managed Volatility Portfolios (MVPs) 8%

Strategic Value Portfolio -

Federated Equity Management Company of Pennsylvania**

Templeton Foreign Securities Fund -

Templeton Investment Counsel, LLC

** Subadviser to Ohio National

Investments, Inc. for a portfolio

of Ohio National Fund, Inc.

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY ANY BANK

NOT INSURED BY ANY GOVERNMENT AGENCY MAY LOSE VALUE SEE IMPORTANT NOTES CONTINUED ON BACK

Information to consider when reviewing the Models:

In order to invest in Dynamic Model portfolios, you must sign Form 7215, an Agreement Form that designates Ohio National Investments, Inc. (ONII) as a limited purpose Registered Investment Adviser only for the purpose of developing the Models and permitting periodic updates.

The asset allocation Models attempt to create model allocations for the underlying variable portfolios that will provide consistent, risk-adjusted performance. There is no guarantee that these model allocations will produce the desired results. The results will depend upon the ability of the underlying variable portfolios to achieve its investment objective.

There is general market risk when investing in equities. Stock prices can fluctuate over a wide range in the short term or over extended periods of time. These price fluctuations may result from factors affecting individual companies, sectors or the securities market as a whole. There is no guarantee that the stock market or any particular underlying stock will increase in value. Small-cap portfolios invest primarily in the securities of small- and medium-sized companies. The risks associated with investments in small companies include less experienced management, limited product lines and financial resources, shorter operating histories, less publicly available information, reduced liquidity and increased price volatility. Real-estate focused portfolios involve risks such as refinancing, economic conditions in the real estate industry, changes in property values, dependency on real estate management, and other risks associated with a portfolio that concentrates its investments in one sector or geographic region. Investing in securities of foreign companies and governments involves considerations and potential risks not typically associated with investments in domestic corporations and obligations issued by the U.S. government. Funds allocated in an international/global/ emerging markets variable portfolio could be subject to risks associated with changes in currency values, economic, political and social conditions, the regulatory environment of the countries in which the portfolio invests, as well as the difficulties of receiving current and accurate information. The securities markets of many of the emerging markets in which the portfolio may invest are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other more developed countries. High-yield security portfolios invest primarily in lower rated, or unrated securities. High-risk, high-yield securities are considered to be speculative with respect to the payment of interest and the return of principal and involve greater risks than higher-grade issues. They are especially subject to adverse changes in general market conditions and in the industries in which the issuers are engaged, to changes in the financial conditions of the issuers and to price fluctuations in response to changes in interest rates.

Commodity-linked derivative investment portfolios involve risks, including the risk that the value of the derivative may not correlate perfectly with the underlying asset, rate or index. Concentrating assets in particular sectors of the commodities market (e.g., oil, metal, agricultural products) may subject the portfolio to increased risk associated with those sectors. Risks associated with investing in a bond portfolio include interest rate risk, credit risk, and inflation risk. Increases in interest rates for fixed-income investments also generally affect bond prices, because as interest rates rise, bond prices fall.

Variable annuities are sold by prospectuses, which contain more complete information including fees, contingent deferred sales charges and other costs that may apply.

Contact your registered representative or visit www.ohionational.com/fundinfo to obtain current prospectuses. Please read the product and fund prospectuses carefully before you invest or send money. Investors should consider the investment objectives, strategies, risk factors, charges and expenses of the underlying variable portfolios carefully before investing. The fund prospectus contains this and other information about the underlying variable portfolios.

Early withdrawals or surrenders may be subject to surrender charges (contingent deferred sales charges). Withdrawals of taxable amounts are subject to ordinary income tax and, if taken prior to age 59 1/2, a 10 percent federal tax penalty may apply. For tax purposes only, withdrawals will come first from any gain in the contract. Federal and state tax laws in this area are complex and subject to change. Consult your personal tax adviser on all tax matters. Withdrawals will generally reduce the death benefit, Contract Value and any living benefit amount. Guarantees based upon the claims-paying ability of The Ohio National Life Insurance Company. Guarantees do not apply to the investment performance or account value of the underlying variable portfolios.

Variable annuities are long-term investments designed to accumulate money on a tax-deferred basis for retirement purposes. Upon retirement, variable annuities may pay out an income stream of a series of payments or a lump sum. If you die during the accumulation or payout phase, your beneficiary may be eligible to receive any remaining Contract Value. Product, product features and rider availability vary by state. Issuer not licensed to conduct business and products not distributed in AK, HI, or NY.

There is no additional tax-deferral benefit for contracts purchased in an Individual Retirement Account (IRA) or other tax-qualified plan because these are already afforded tax-deferred status. An annuity should only be purchased in an IRA or qualified plan if you value some of the other features of the annuity and are willing to incur any additional costs associated with the annuity.

Asset allocation does not assure a profit or protect against a loss in declining markets. All Models may not be available with all ONcore riders. See product prospectus for investment limitations and details.

Some portfolios contain different investments than similarly named retail mutual funds offered by the portfolio manager. Investment results may be higher or lower.

Dollar-cost averaging does not guarantee a profit or protect against a loss in a declining market.Dollar-cost averaging involves continuous investing, regardless of fluctuating price levels, and as a result, you should consider your financial ability to continue to invest during periods of low price levels.

The Bristol, Bristol Growth and Bryton Growth Portfolios, subadvised by Suffolk Capital Management LLC, were added to the models at the request of Ohio National. Suffolk Capital Management LLC is a subsidiary of Ohio National Financial Services.

Invesco Distributors Inc. (IDI) is the U.S. distributor for the Invesco’s V.I. Funds. Both IDI and Invesco Advisers, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

OHIO NATIONAL FINANCIAL SERVICES ®

Life changes. We’ll be there

Annuity Issuer:

The Ohio National Life Insurance Company Post Office Box 237 Cincinnati, Ohio 45201-0237

Telephone: 513.794.6100

Annuity Distributor:

Ohio National Equities, Inc. Member FINRA

One Financial Way Cincinnati, Ohio 45242

Telephone: 513.794.6100 Form 7212 Rev. 7-12